Exhibit 10.1

OMNIBUS AMENDMENT NO. 1 AND

REAFFIRMATION OF COLLATERAL DOCUMENTS

This Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents dated as of June 26, 2013 (this “Amendment”) is entered into among Einstein Noah Restaurant Group, Inc., a Delaware corporation (the “Borrower”), each other Loan Party (as defined in the Credit Agreement referred to below) party hereto, each Lender (as defined in the Credit Agreement referred to below) party to such Credit Agreement as of the date hereof and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Lenders. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of December 6, 2012 (as amended, amended and restated, restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, the other Loan Parties and the Administrative Agent are parties to that certain Guaranty and Security Agreement dated as of December 20, 2010 (as amended, amended and restated, restated, supplemented, extended or otherwise modified from time to time, the “Guaranty and Security Agreement”); and

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement and the Guaranty and Security Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. As of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition “Applicable Rate” contained therein and substituting in lieu thereof the following definition:

““Applicable Rate” means:

(a) for the period from the Restatement Effective Date to the date immediately preceding the First Amendment Effective Date, (i) with respect to Eurodollar Rate Loans and Letter of Credit Fees, a rate of 4.00% per annum, (ii) with respect to Base Rate Loans, a rate of 3.00% per annum, and (iii) with respect to the Commitment Fee, a rate of 0.50% per annum; and

(b) from and after the First Amendment Effective Date, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans	Commitment Fee
I	≥2.50:1	3.25%	2.25%	0.45%
II	≥2.00:1 but <2.50:1	2.75%	1.75%	0.40%
III	≥1.50:1 but <2.00:1	2.25%	1.25%	0.35%
IV	<1.50:1	1.75%	0.75%	0.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the First Amendment Effective Date through the first Business Day immediately following the date the Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ended on or about September 30, 2013 shall be determined based upon Pricing Level I.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Sections 2.08(b) and 2.10(b).”

(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “, the First Amendment Fee Letter” immediately following the phrase “the Agent Fee Letter” in the definition of “Fee Letters” set forth therein.

(c) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition “Maturity Date” contained therein and substituting in lieu thereof the following definition:

““Maturity Date” means June 6, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”

(d) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the correct alphabetical order therein:

““First Amendment Effective Date” means June 27, 2013.”

““First Amendment Fee Letter” means that certain letter agreement dated June 14, 2013 by and among Bank of America, MLPF&S and the Borrower.”

(e) Section 2.07 of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following:

Date	Amount
March 31, 2013	$1,250,000.00
June 30, 2013	$1,250,000.00
September 30, 2013	$1,250,000.00
December 31, 2013	$1,250,000.00
March 31, 2014	$1,250,000.00
June 30, 2014	$1,250,000.00
September 30, 2014	$1,250,000.00
December 31, 2014	$1,250,000.00
March 31, 2015	$1,875,000.00
June 30, 2015	$1,875,000.00
September 30, 2015	$1,875,000.00
December 31, 2015	$1,875,000.00
March 31, 2016	$2,500,000.00
June 30, 2016	$2,500,000.00
September 30, 2016	$2,500,000.00
December 31, 2016	$2,500,000.00
March 31, 2017	$2,500,000.00
June 30, 2017	$2,500,000.00
September 30, 2017	$2,500,000.00
December 31, 2017	$2,500,000.00
March 31, 2018	$2,500,000.00

SECTION 2. Amendments to Guaranty and Security Agreement. As of the First Amendment Effective Date (as defined below), the Guaranty and Security Agreement is hereby amended as follows:

(a) Section 1.1 of the Guaranty and Security Agreement is hereby amended by deleting the definition “Guarantors” contained therein and substituting in lieu thereof the following definition:

““Guarantor” means each Grantor (including, without limitation and for the avoidance of doubt, the Borrower with respect to Swap Obligations of the other Loan Parties, but excluding the Borrower with respect to its own Obligations under the Credit Agreement for which the Borrower is directly liable).”

(b) Section 1.1 of the Guaranty and Security Agreement is hereby amended by inserting following definitions in the correct alphabetical order therein:

““Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

““Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.”

““Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

““Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

(c) Section 2.1 of the Guaranty and Security Agreement is hereby amended by inserting the phrase “, other than Excluded Swap Obligations,” immediately following the phrase “of all the Obligations” therein.

(d) Article II of the Guaranty and Security Agreement is hereby amended by inserting a new Section 2.9 after the existing Section 2.8 therein to read as follows:

“Section 2.9 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor (other than any Qualified ECP Guarantor) to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.9, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 2.9 constitute, and this Section 2.9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(e) Section 3.2 of the Guaranty and Security Agreement is hereby amended by inserting the phrase “, other than Excluded Swap Obligations,” immediately following the phrase “of all the Obligations” therein.

(f) Section 7.2 of the Guaranty and Security Agreement is hereby amended by inserting the phrase “and extensions” immediately following the phrase “to file or record financing statements, amendments” therein.

SECTION 3. Condition Precedent; Effective Date. The effective date of this Amendment shall be the date first set forth above (the “First Amendment Effective Date”), subject to satisfaction of the following conditions precedent on or prior to the First Amendment Effective Date, unless waived by the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic copies (followed promptly by originals) unless otherwise specified, each, to the extent signed by a Loan Party, properly executed by a Responsible Officer of the signing Loan Party, and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) duly executed counterparts of this Amendment, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower; and

(ii) certificates executed by a Responsible Officer of each Loan Party attaching (w) resolutions or other action authorizing the actions under the Loan Documents as amended hereby, (x) incumbency certificates or a certification that the incumbency and specimen signatures delivered to the Administrative Agent on the Restatement Effective Date have not changed, (y) copies of the Organization Documents of such Loan Party, certified to be true, accurate and complete and in effect on the First Amendment Effective Date, or certifying that the Organization Documents of such Loan Party delivered to the Administrative Agent on the Restatement Effective Date were true, accurate and complete on the Restatement Effective Date and remain in effect on the First Amendment Effective Date without amendment, restatement, supplement or other modification from the copies of such documents delivered on the Restatement Effective Date, and (z) such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) (i) All fees and expenses then due and owing to the Administrative Agent and the Arrangers and required to be paid on or before the First Amendment Effective Date, and (ii) all fees and expenses then due and owing to the Lenders and required to be paid on or before the First Amendment Effective Date, in each case pursuant to that certain Amendment Fee Letter dated June 14, 2013 by and among Bank of America, MLPF&S and the Borrower, shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the First Amendment Effective Date, plus such additional amounts of fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent and counsel to the Administrative Agent).

SECTION 4. Loan Party Representations and Warranties. Each Loan Party hereby represents and warrants that (a) this Amendment constitutes its legal, valid and binding obligation, enforceable against such Loan Party in accordance with the terms hereof, (b) after giving effect to this Amendment, (i) the representations and warranties contained in the Credit Agreement are correct in all material respects (other than to the extent any such representation and warranty is already qualified by materiality, in which case such representation and warranty shall be correct in all respects) as though made on and as of the date of this Amendment, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty was true and correct as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 5. Affirmation and Acknowledgment. Each Loan Party hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders under the Credit Agreement, the Guaranty and Security Agreement and the other Loan Documents, as amended hereby. Nothing contained herein shall constitute a waiver of, impair or otherwise affect, any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent or the Lenders relating thereto, except as expressly provided herein. This Amendment shall constitute a Loan Document.

SECTION 6. Reference to Credit Agreement and Effect on the Loan Documents.

6.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified hereby. Upon the effectiveness of this Amendment, each reference in the Guaranty and Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Guaranty and Security Agreement, as modified hereby, and each reference to the Guaranty and Security Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Guaranty and Security Agreement shall mean and be a reference to the Guaranty and Security Agreement, as modified hereby

6.2 Except as specifically set forth in Sections 1 and 2 hereof, the Credit Agreement, the Guaranty and Security Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 7. Continued Validity of Collateral Documents. Each of the Loan Parties agrees that except as specifically amended by this Amendment, each Collateral Document (as amended hereby) to which such Loan Party is a party shall remain in full force and effect, and each of the Loan Parties listed as signatories hereto reaffirms the continued validity of each such Collateral Document (as amended hereby) to which it is a party and agrees and confirms that the Obligations are secured under and in accordance with the Collateral Documents to which such Loan Party is a party. Each of the Collateral Documents (as amended hereby) and this Amendment shall be read and construed as a single agreement. All references in each of the Collateral Documents or any related agreement or instrument to the Collateral Documents shall hereafter refer to each of the Collateral Documents as amended hereby.

SECTION 8. Expenses. The Loan Parties agree to pay to the Administrative Agent upon demand therefor an amount equal to any and all reasonable out-of-pocket costs, expenses, and liabilities incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including, without limitation, reasonable fees and expenses of legal counsel). Amounts payable pursuant to this Section 8 shall be subject to the provisions of Section 10.04(a) of the Credit Agreement, as fully as if set forth therein.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging methods shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of New York.

SECTION 11. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents to be duly executed and delivered as of the date first above written.

The Borrower:

EINSTEIN NOAH RESTAURANT GROUP, INC.

By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	Chief Financial Officer

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

The Guarantors:

EINSTEIN AND NOAH CORP.

By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	Treasurer

EINSTEIN/NOAH BAGEL PARTNERS, INC.

By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	Treasurer

CHESAPEAKE BAGEL FRANCHISE CORP.

By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	Treasurer

I. & J. BAGEL, INC.

By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	Treasurer

MANHATTAN BAGEL COMPANY, INC.

By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	Treasurer

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

The Administrative Agent:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Kelly Weaver
	Name:	Kelly Weaver
	Title:	Assistant Vice President

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

The Lenders:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John H. Schmidt
	Name:	John H. Schmidt
	Title:	Senior Vice President

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Sally Hoffman
	Name:	Sally Hoffman
	Title:	Managing Director

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

COMPASS BANK, as a Lender

By:	/s/ Kevin Fretz
	Name:	Kevin Fretz
	Title:	Senior Vice President

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

GE CAPITAL BANK, as a Lender

By:	/s/ Dennis Leonard
	Name:	Dennis Leonard
	Title:	Duly Authorized Signatory

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

REGIONS BANK, as a Lender

By:	/s/ Jake Nash
	Name:	Jake Nash
	Title:	Managing Director

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

BANK OF THE WEST, as a Lender

By:	/s/ Terry A. Switz, Jr.
	Name:	Terry A. Switz, Jr.
	Title:	Vice President

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]

UNION BANK, N.A., as a Lender

By:	/s/ Edward Kramlich
	Name:	Edward Kramlich
	Title:	Vice President

[Omnibus Amendment No. 1 and Reaffirmation of Collateral Documents]